PARTNERSHIP AGREEMENT
                                       OF
                                 MILFAM II L.P.


     THIS PARTNERSHIP AGREEMENT is made and entered into as of the 11th day of December, 1996 between Milfam LLC, an Ohio limited liability company (herein referred to as the "General Partner"), Trust B under Section 6 of the Amended and Restated Trust U/A Lloyd I. Miller, dated September 20, 1983, Trust D under
Section 8 of the Amended and Restated Trust U/A Lloyd I. Miller, dated September 20, 1983, Lloyd I. Miller, III, and Martin G. Miller (herein collectively referred to as the "Limited Partners").

                                  DEFINED TERMS

     Capitalized words and phrases used in this Agreement have the following meanings:

     (a) "Act" means the Georgia Revised Uniform Limited Partnership Act law, as set forth in Sections 14-9-100 to -1204 of the Georgia Code Annotated, as amended from time to time (or any corresponding provisions of succeeding law).

     (b) "Agreement" or "Partnership Agreement" means this partnership agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," refer to this Agreement as a whole, unless the context otherwise requires.

     (c) "Bankruptcy" of a Partner shall be deemed to have occurred 60 days after the happening of any of the following: (1) the filing of an application by a Partner for, or a consent to, the appointment of a trustee of the Partner's assets, (2) the filing by a Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing the Partner's inability to pay the Partner's debts as they come due, (3) the making by a Partner of a general assignment for the benefit of creditors, (4) the filing by a Partner of an answer admitting the material allegations of, or consenting to, or defaulting in answering a bankruptcy petition filed against the Partner in any bankruptcy proceeding, or (5) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating a Partner bankrupt or appointing a trustee of the Partner's assets, and that order, judgment, or decree continuing unstayed and in effect for a period of 60 days.

     (d) "Basis Point" means one hundredth of one percent (.01 percent), 100 Basis Points are equal to one percent.

     (e) "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Partner.

          (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement net of liabilities assumed by the Partner or to which such property is subject, and such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Partner.

          (iii) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. The General Partner shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations.

     (f) "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

     (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     (h) "Family" and "Family Member" mean Catherine Ward and her descendants and trusts created for their benefit.

     (i) "General Partner" means any Person who (i) is listed as such in Exhibit A, attached, or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement.

     (j) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

          (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis
                                                                      -  -------
               Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership
                                              -   -------
               Property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations
               Section  1.704-1(b)(2)(ii)(g);
                                          -

          (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

          (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that
                                 -
               Gross Asset Values shall not be adjusted to the extent the General Partner determines that an adjustment is not necessary or appropriate in connection with a transaction that would otherwise result in an adjustment.

If the Gross Asset Value of an asset has been determined or adjusted, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     (k) "Lehman Brothers Rate of Return" means the rate of return of the Lehman Brothers Intermediate Bond Index for the period in question expressed in Basis Points, as determined by a third party selected by the General Partner who is qualified to make such a determination.

     (l) "Limited Partner" means any Person whose name is set forth on Exhibit A of this Agreement as Limited Partner or who has been admitted as an additional or Substituted Limited Partner pursuant to the terms of this Agreement. "Limited Partners" means all such Persons.

     (m) "Net Cash Flow" means the gross cash proceeds from Partnership operations and from the sale or other disposition of assets of the Partnership less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the General Partner. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances.

     (n) "Partners" means all General Partners and all Limited Partners, where no distinction is required by the context in which the term is used herein. "Partner" means any one of the Partners.

     (o) "Partnership" means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

     (p) "Partnership Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

     (q) "Person" means any individual, partnership, corporation, trust or other entity.

     (r) "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

          (iii) In the event the Gross Asset Value of any Partnership asset is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

          (iv) Gain  or  loss  resulting  from  any  disposition  of Partnership
               Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (v) Notwithstanding any other provision herein, any items which are specially allocated shall not be taken into account in computing Profits or Losses.

     (s) "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     (t) "Standard & Poor's Rate of Return" means the rate of return of the Standard & Poor's Index for the period in question expressed in Basis Points, as determined by a third party selected by the General Partner who is qualified to make such a determination.

     (u) "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Article 6 hereof.

     (v) "Unit(s)" means any one (or part thereof) or more of the 1 million units that are authorized to be issued to Partners representing an interest in the Partnership as described in this Agreement.


                                    ARTICLE 1

                                NAME AND PURPOSES

     SECTION  1.1     FORMATION.  The Partners do hereby form the Partnership as
                      ---------
a limited partnership pursuant to the Act, for the purposes hereinafter described.

     SECTION  1.2     NAME AND OFFICE.  The Partnership shall be conducted under
                      ---------------
the name of Milfam II L.P. (the "Partnership"). The principal office and place of business of the Partnership in Georgia shall be located at 1201 Peachtree Street, N.E., Atlanta Georgia 30361, or such other place as the General Partner may from time to time determine on prior notice to the Limited Partners.

     SECTION  1.3     PURPOSES  AND  POWERS.
                      ---------------------

     (a) The purposes of the Partnership and the business to be carried on and the objectives to be effected by it are:

          (i) To acquire, hold, and, in all respects, deal with stocks, bonds, and other investment securities and, in the sole discretion of the General Partner, to acquire one or more memberships on recognized national exchanges and to engage in any other business permitted by the Act in order to make a profit, increase Family wealth, and provide a means for members of the Family to become knowledgeable of and preserve Family assets;

          (ii) To provide a means for resolving any disputes that may arise among Family members with respect to the management of Family assets so as to preserve harmony among Family members and avoid costs associated with litigation;

          (iii)  To  maintain  control  of  Family  assets;

          (iv) To  provide  a  means  to  consolidate  certain  Family  assets;

          (v)  To  provide  more  centralized  management  for  Family  assets;

          (vi) To serve as liaison with outside advisors, such as legal counsel, accountants, banks and portfolio managers;

          (vii) To benefit from economies of scale that can be realized by consolidating Family assets;

          (viii) To provide a means of facilitating gifts to Family members without fractionalizing assets;

          (ix) To provide protection to Family assets from claims of creditors brought against Family members;

          (x) To prevent the transfer of a Family member's interest in Family assets in the event of a failed marriage;

          (xi) To provide flexibility in taking advantage of business and investment opportunities, to increase Family wealth and profits that are not available through trusts, corporations or other entities, and to make investments in accordance with the modern portfolio theory;

          (xii) To facilitate the administration and reduce the cost associated with the disability or probate of the estate of Family members and to reduce or eliminate probate and guardianship proceedings in foreign jurisdictions;

          (xiii) To promote knowledge of and communication about Family assets while allowing restrictions to be placed on disclosure of information thereby permitting confidentiality to be preserved as needed;

          (xiv) To enter into, continue, perform and carry out contracts of any kind necessary to, in connection with, or incidental to, the accomplishment of the purposes of the Partnership;

          (xv) To acquire any property, or any rights therein or appurtenant thereto, necessary for the accomplishment of such purposes;

          (xvi) To borrow money, and to issue evidence of indebtedness and to secure the same by mortgage, deed of trust, pledge or other lien, in furtherance of any or all of the purposes of the Partnership, and to continue in effect and assume any liabilities or indebtedness that may have been incurred by any predecessor partnership; and

          (xvii) To carry on any other activities necessary to, in connection with or incidental to the foregoing.

     SECTION  1.4     TERM.  The Partnership shall continue in full effect until
                      ----
December 31, 2050, and thereafter from year to year with the agreement of all Partners, unless sooner dissolved and terminated as herein provided.

     SECTION  1.5     AGENT AND TAX MATTERS PARTNER.  Lloyd I. Miller, III shall
                      -----------------------------
be  the  Tax  Matters  Partner  for  the  Partnership  for  purposes  of Section
6231(a)(7) of the Code. CT Corporation System shall be the agent for the Partnership for service of process in the State of Georgia.

                                    ARTICLE 2

                              CAPITAL CONTRIBUTIONS

     SECTION  2.1     CAPITAL CONTRIBUTIONS.  Each Partner has made or will make
                      ---------------------
a Capital Contribution to the Partnership in the amount set forth on Exhibit A. Contributions may be made in cash or property. In addition, a contribution may be made by delivery of a promissory note or other obligation to contribute cash or property. Each Partner's Capital Contribution is based upon the number of Units the Partner acquires. The Partnership is authorized to issue up to 100,000 Units at an initial cost of $1,000 per Unit. Fractional Units may be issued.

     SECTION  2.2  DIVERSIFICATION.  The  initial  Capital  Contribution made by
                   ---------------
each Partner will be in the form of stocks, bonds and other securities. No such Capital Contribution will be accepted by the Partnership if the acceptance thereof would cause the Partnership to be an "investment company" within the meaning of section 351 of the Code and the regulations thereunder. To provide further assurance that the Partnership will not be an investment company as a result of accepting a Capital Contribution made by any Partner, each Partner will be required to contribute, as such Partner's initial Capital Contribution, a "diversified portfolio of stocks and securities" within the meaning of Section 1.351-1(c)(6) of the Regulations.

     SECTION  2.3     FUTURE CAPITAL CONTRIBUTIONS.  If the Partnership requires
                      ----------------------------
additional funding to provide working capital or for any other purpose, no Partner shall have any obligation to advance such funds personally to the Partnership except as otherwise provided herein.

     SECTION 2.4     LOANS TO THE PARTNERSHIP.  Any Partner will be permitted to
                     ------------------------
make loans to the Partnership from time to time in such amounts and on such terms as such Partner and the Partnership may agree. In no event, however, will a Partner be permitted to loan funds to the Partnership on terms less favorable to the Partnership than those that could be obtained from an unrelated creditor.

     SECTION  2.5     GENERAL PROVISIONS.  A Limited Partner shall not be liable
                      ------------------
for any of the debts of the Partnership or be required to contribute any capital or lend any funds to the Partnership other than as expressly provided in this Agreement. The General Partner shall not have any personal liability for the repayment of the Capital Contributions of any Limited Partner, except as provided to the contrary in this Agreement. Unless otherwise provided herein, no interest will be paid on or imputed to any capital contributed to the Partnership.

     SECTION  2.6     ADDITIONAL UNITS.  The Partnership may increase the number
                      ----------------
of authorized Units with the consent of Partners holding a majority of the Units. The cost of additional Units will be determined by the General Partner by dividing the total value of Units outstanding by the number of Units outstanding. The determination will be made as nearly as practicable to the date on which additional Units are to be issued.


                                    ARTICLE 3

                    RIGHTS, POWERS AND DUTIES OF THE PARTNERS

     SECTION  3.1     MANAGEMENT  AND  CONTROL  OF  THE  PARTNERSHIP.
                      ----------------------------------------------

     (a) The General Partner shall have the full and exclusive right to manage and control the business and affairs of the Partnership and to make all decisions regarding the affairs of the Partnership. In the course of such management, the General Partner may acquire, encumber, hold title to, pledge, sell, release or otherwise dispose of Partnership Property and interests therein when and upon such terms as it determines to be in the best interests of the Partnership. The General Partner shall have all of the rights, powers and obligations of a partner of a partnership without limited partners, except as otherwise provided under the Act.

     (b) No Limited Partner who is not also a General Partner shall participate in the management of or have any control over the Partnership's business nor have the power to represent, act for, sign for or bind the General Partner or the Partnership.

     (c) In fulfilling its obligations set forth in paragraph (a) above, and to the extent not inconsistent with that paragraph, the General Partner shall have the authority to borrow money in the name of the Partnership, and in connection with any such borrowing, to mortgage, pledge, encumber and hypothecate the assets of the Partnership.

     SECTION  3.2     AUTHORITY  OF  THE  GENERAL  PARTNER.  In  addition to the
                      ------------------------------------
rights and powers the General Partner has under this Agreement and law, the General Partner shall, except to the extent otherwise provided herein, have all rights and powers required or appropriate to manage the Partnership business, including without limitation, the right to hire other professional advisors and other personnel to provide services to the Partnership. To accomplish the purposes of the Partnership the authority of the General Partner includes, but is not limited to the following:

     (a) to purchase, sell, invest in and deal in stocks, bonds, notes, evidence of indebtedness and any other securities of any person whether foreign or domestic;

     (b) to guarantee the financial transactions of others that are for the benefit of the Partnership;

     (c)     to  borrow  money;

     (d)     to  sell,  pledge,  or  dispose  of  assets  of  the  Partnership;

     (e)     to carry such insurance as the General Partner deems necessary; and

     (f) to perform all acts deemed appropriate by the General Partner to carry out the purposes of the Partnership.

     SECTION  3.3     AUTHORITY  OF  PARTNERS TO DEAL WITH THE PARTNERSHIP.  The
                      ----------------------------------------------------
Partnership may acquire property or services from any Partner, or lease or sell any property to the any Partner provided the terms of such transactions are arm's-length and in furtherance of the purposes of the Partnership.

     SECTION  3.4     RESTRICTIONS  ON  THE  AUTHORITY  OF  THE GENERAL PARTNER.
                      ---------------------------------------------------------

     (a) Without the unanimous consent of the Limited Partners, the General Partner shall not have the authority to:

          (i)  Do  any  act  in  contravention  of  this  Agreement;

          (ii) Do any act which would make it impossible to carry on the business of the Partnership;

          (iii)Confess  a  judgment  against  the  Partnership;

          (iv) Admit  a  Person  as  a  General  Partner;  or

          (v)  Elect  to  dissolve  the  Partnership.

     SECTION  3.5     DUTIES  AND  OBLIGATIONS  OF  THE  GENERAL  PARTNER.
                      ---------------------------------------------------

     (a) The General Partner shall use his best efforts to take all actions that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership and for the acquisition, holding and operation of Partnership Property, in accordance with the provisions of this Agreement and applicable laws and regulations.

     (b) The General Partner shall at all times act with integrity and good faith and exercise diligence in all activities relating to the conduct of the Partnership business and in resolving conflicts of interest.

     (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) all Federal, state and local tax returns required to be filed by the Partnership. The General Partner shall, to the extent that Partnership funds are available, cause the Partnership to pay any taxes payable by the Partnership.

     (d) The General Partner shall use its best efforts to cause the Partnership to be formed, reformed, qualified to do business or registered under any applicable assumed or fictitious name statute or similar law if required by such law in any state in which the Partnership then owns property or transacts business.

     (e) The General Partner shall have the sole and exclusive right to manage and operate the business of the Partnership with full and exclusive authority to act for and on behalf of and as agent of the Partnership and to take any and all reasonable actions deemed by the General Partner to be necessary or advisable in connection therewith. The General Partner shall operate the business of the Partnership in a commercially reasonable manner and shall do so at such time and in such manner as the General Partner, in its sole discretion, shall reasonably deem fit and further, shall endeavor and take all reasonable actions to operate the Partnership so as to provide income and capital growth for the Partners.

     SECTION  3.6     OTHER  RIGHTS  OF  LIMITED PARTNERS.  The Limited Partners
                      -----------------------------------
shall not participate in the management or control of the business of, or transact any business for, the Partnership. The Limited Partners shall have no power to sign for or bind the Partnership in their capacity as Limited Partners. Limited Partners owning 90% or more of the outstanding Units held by Limited Partners will have the right to remove the General Partner at any time.

     SECTION 3.7     OTHER INTERESTS OF PARTNERS.  The Partners may engage in or
                     ---------------------------
possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the investment business in all its aspects. Neither the Partnership nor the other Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom.

     SECTION  3.8     COMPENSATION  TO  GENERAL  PARTNER.
                      ----------------------------------

     In addition to any Profits that may be allocated to the General Partner, as compensation for various administrative, reporting, advisory and other services that are to be performed by the General Partner, the General Partner will receive a guaranteed payment equal to .25 percent (25 Basis Points) of the Gross Asset Value of all Partnership assets as of December 31 of each year. The fee will be payable in four equal quarterly installments during the succeeding and will be treated as earned during the succeeding year. The fee will be adjusted if the Partnership has a short taxable year.

     SECTION  3.9     CONFIDENTIALITY  OF INFORMATION.  The Partners acknowledge
                      -------------------------------
that they may receive information regarding the Partnership in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Partnership or Persons with which it does business. Each Partner shall hold in strict confidence any information it receives regarding the Partnership that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Partner, except for disclosures (1) compelled by law, (2) to advisers or representatives of the Partner or Assignees of the Partner, but only if they have agreed to be bound by the provisions of this
Section 3.9, or (3) of information that Partner also has received from a source independent of the Partnership that the Partner reasonably believes obtained that information without breach of any obligation of confidentiality. The Partners acknowledge that breach of the provisions of this Section 3.9 may cause irreparable injury to the Partnership for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Partners agree that the provisions of this Section 3.9 may be enforced by specific performance and other appropriate injunctive or equitable relief.


                                    ARTICLE 4

                                   ALLOCATIONS

     SECTION  4.1     ALLOCATION  OF  PROFITS  AND  LOSSES.
                      ------------------------------------

     (a)     PROFITS.  Profits  for  any  fiscal period shall be allocated among
             -------
the  Partners  as  follows:

          (1) First, Profits shall be allocated to Partners who have been allocated Losses pursuant to Section 4.1(b)(2) in proportion to the Losses so allocated to them until the cumulative amount of Profits allocated to Partners pursuant to this Section 4.1(a)(1) is equal to the cumulative amount of Losses allocated to Partners pursuant to Section 4.1(b)(2).

          (2) Second, Profits will be allocated to the General Partner based upon the investment performance of the Partnership during the calendar year (or other period agreed upon by the Partners). The Profits allocated to the General Partner will be determined as follows:

                    (i) If the rate of return for equity investments earned by the Partnership for the year (or such other period as may be determined by the Partners) exceeds the Standard & Poor's Rate of Return by 100 Basis Points or more, the General Partner will be allocated Profits equal to .50 percent (50 Basis Points) of the average Gross Asset Value of equity investments held by the Partnership during such year (or other period determined by the Partners). If the rate of return for equity investments earned by the Partnership for the year (or such other period as may be determined by the Partners) does not exceed the Standard & Poor's Rate of Return by 100 Basis Points or more, the General Partner will be allocated Profits equal to .05 percent (5 Basis Points) of the average Gross Asset Value of equity investments held by the Partnership during such year (or other period determined by the Partners). If the period over which the rate of return is measured is greater than or less than one year, appropriate adjustments will be made to the amount by which the rate of the return earned by the Partnership on equity investments must exceed the Standard & Poor's Rate of Return in order for the General Partner to earn .50 percent rather than .05 percent of the Gross Asset Value of equity investments held by the Partnership. The rate of return on Partnership equity investments will be determined in the same manner that the Standard & Poor's Rate of Return is determined.

                    (ii) If the rate of return for fixed income investments earned by the Partnership for the year (or such other period as may be determined by the Partners) exceeds the Lehman Brothers Rate of Return by 100 Basis Points or more, the General Partner will be allocated Profits equal to .50 percent (50 Basis Points) of the average Gross Asset Value of fixed income investments held by the Partnership during such year (or other period determined by the Partners). If the rate of return for fixed income investments earned by the Partnership for the year (or such other period as may be determined by the Partners) does not exceed the Lehman Brothers Rate of Return by 100 Basis Points or more, the General Partner will be allocated Profits equal to .05 percent (5 Basis Points) of the average Gross Asset Value of fixed income investments held by the Partnership during such year (or other period determined by the Partners). If the period over which the rate of return is measured is greater than or less than one year, appropriate adjustments will be made to the amount by which the rate of the return earned by the Partnership on equity investments must exceed the Lehman Brothers Rate of Return in order for the General Partner to earn .50 percent rather than .05 percent of the Gross Asset Value of fixed income investments held by the Partnership. The rate of return on Partnership fixed income investments will be determined in the same manner that the Lehman Brothers Rate of Return is determined.

          (3) Third, any remaining Profits shall be allocated among Partners based upon the number of Units held by each Partner in proportion to the number of Units outstanding.

     (b)     LOSSES.  Losses  for any fiscal period shall be allocated among the
             ------
Partners  as  follows:

          (1) First, Losses shall be allocated among Partners based upon the number of Units held by each Partner in proportion to the number of Units outstanding, except that Losses shall not be allocated pursuant to this Section 4.1(b)(1) to the extent such allocation would cause any Limited Partner to have a deficit in such Limited Partner's Capital Account at the end of such fiscal year.

          (2) Second, any Loss that cannot be allocated to a Limited Partner because it would create a deficit in such Limited Partner's
               Capital shall be allocated first to other Limited Partners for whom the allocation would not create a deficit in such Limited
               Partners' respective Capital Accounts in proportion to the positive balances in such Limited Partner's Capital Account and then to the General Partner.

     SECTION  4.2     TAX  ALLOCATIONS: CODE SECTION 704(C).  In accordance with
                      -------------------------------------
Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

     Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

     SECTION  4.3     OTHER  ALLOCATIONS  RULES.
                      -------------------------

     (a) In the event additional Partners are admitted to the Partnership on different dates during any fiscal year, or their interests in the Partnership otherwise vary during the year, the Profits (or Losses) may be allocated to the Partners in accordance with Section 706, of the Code, or rules comparable to those allowed by Section 706 of the Code, using any convention permitted by law and selected by the General Partner.

     (b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder.

     (c) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the year.

     SECTION  4.4     NONRECOURSE  LIABILITIES.  The  allocation  provisions set
                      ------------------------
forth in this Agreement are based on the premise that the Partnership has not incurred and will not incur any nonrecourse liabilities as that term is defined in Section 1.752-1(a)(2) of the Treasury regulations. If the Partnership should incur such liabilities, the Agreement will be amended to assure compliance with
Section  704(b)  of  the  Code  and  the  Treasury  regulations  thereunder.


                                    ARTICLE 5

                                  DISTRIBUTIONS

     SECTION  5.1     DISTRIBUTIONS  TO  GENERAL  PARTNER.  Distributions of Net
                      -----------------------------------
Cash Flow for any period, if made, will be distributed first to the General Partner until the cumulative Net Cash Flow distributed to the General Partner under this Section 5.1 for the current and all past periods is equal to the cumulative Profits allocated to the General Partner for the current and all prior periods pursuant to Section 4.1(a)(2).

     SECTION 5.2     REMAINING NET CASH FLOW.  After the distributions described
                     -----------------------
in Section 5.1 have been made, if any additional distributions are made, the balance of the Net Cash Flow will be distributed among the Partners based upon the number of Units held by each Partner in proportion to the number of Units outstanding. The timing and the amount of distributions of Net Cash Flow will be in the sole discretion of the General Partner.

                                    ARTICLE 6

                    ASSIGNMENT OF LIMITED PARTNER'S INTEREST

     SECTION  6.1     GENERAL  PROVISION.  The Partnership interest of a Limited
                      ------------------
Partner, which includes the Units representing such interest, may be assigned in whole or in part as permitted by the provisions of this Article 6.

     SECTION  6.2     ASSIGNEES.   The assignment, sale, transfer or pledge of a
                      ---------
Partnership interest, in whole or in part, by a Limited Partner is permitted in accordance with the terms of this Agreement. Once an interest has been assigned, transferred, pledged or otherwise encumbered, the assignee, transferee, pledgee or otherwise (hereinafter, the "assignee") may not exercise any rights of a Limited Partner with respect to such interest except those granted to the assignee by the Act unless the assignee becomes a substitute
Limited Partner in accordance with Section 6.3. An assignment entitles the assignee to receive, to the extent assigned, the assignor's Partnership interest, including, without limitation, any distributions associated with such interest.

     SECTION 6.3     PLEDGES.  If any Partner or assignee at any time desires to
                     -------
pledge or hypothecate any or all of the interest in the Partnership then owned by him, he may do so provided (i) that such transaction is a bona fide pledge or hypothecation to a financial institution and (ii) that such financial institution at the time of such pledge agrees in writing to afford the other Partners a right of first refusal to repurchase the interest in the Partnership in the manner described in Section 6.5 in the event of the sale of such interest upon foreclosure.

     SECTION  6.4     TRANSFER  TO  FAMILY  MEMBER.  Any Partner may voluntarily
                      ----------------------------
assign, with or without consideration, all or any part of such Partner's interest in the Partnership to a Family Member provided such Family Member takes the interest subject to the restrictions set forth in this Agreement.

     SECTION  6.5     RIGHT OF FIRST REFUSAL.  Except for transfers described in
                      ----------------------
Section 6.4, if any Person desires to transfer any or all of the interest in the Partnership owned by him, or if any such interest becomes subject to an involuntary transfer such Person (the "Transferor") will so notify the Partnership and the other Partners in writing (the "Other Partners"). The notice will set forth the name and address of the proposed transferee, who, in the case of a sale, must be a bona fide prospective purchaser, the date of the proposed transfer, the proposed transfer price (in terms of a dollar amount) and the other terms and conditions of the proposed transfer. For a period of 60 days after receipt of such notice, the Partnership may purchase some or all of the offered interest by giving written notice to the Transferor. If the Partnership does not elect to purchase the entire interest, it shall notify the Other Partners of the portion of the interest it did not elect to purchase, and the Other Partners shall have 45 days after expiration of such 60-day period to purchase all, but not less than all, of the interest that the Partnership did not elect to purchase. Such purchase by the Other Partners will be in proportion to the ownership interest in the Partnership owned by such Other Partners (omitting, for purposes of such calculation, the ownership interest owned by the Transferor) unless they agree otherwise. If any of the Other Partners declines to purchase his proportion of such interest, the remaining Other Partners may purchase such interest in proportion to their interests in the Partnership (counting for this purpose only the interests in the Partnership of the Other Partners who wish to purchase some or all of the interest to be transferred). If all of the remaining interest proposed to be transferred is not agreed to be purchased by the Other Partners, the Transferor may transfer the remaining interest to the assignee. Any transfer must completed in accordance with the terms of the notice given to the Partnership. In addition, Persons to whom any interest is transferred must, as a condition to such transfer, enter into an agreement with the parties hereto (or all parties except the transferor) setting forth restrictions on transfer and other provisions for repurchase identical to the limitations imposed by this Agreement.

     SECTION 6.6     SUBSTITUTE LIMITED PARTNER.  The assignee of the whole or a
                     --------------------------
portion of a Partnership interest shall be admitted as a substitute Limited Partner upon compliance with the following conditions:

     (a) The assignee must deliver to the Partnership an executed counterpart of the instrument of assignment, satisfactory in substance and form to the General Partner that contains a statement of the assignor's desire that the assignee be admitted as a substitute Limited Partner and the assignee's agreement to be bound by this Agreement. This condition shall be deemed to be met in the case of a Successor in Interest, defined hereinafter.

     (b) The General Partner, in its sole discretion, must consent in writing to the admission of the assignee as a substitute Limited Partner.

     (c) The assignor and the assignee must execute and acknowledge such instruments as the General Partner may deem necessary or desirable to effect such admission, and the assignee agrees to pay all expenses in connection with such admission.

     SECTION  6.7     DEATH  OF  LIMITED  PARTNER.  The Partnership shall not be
                      ---------------------------
dissolved, wound up and terminated upon the death, insanity, incompetency or bankruptcy of a Limited Partner. If a Limited Partner shall die or be declared insane, incompetent or bankrupt, he shall cease to be a Limited Partner and, if designated by the Limited Partner, his Successor in Interest, as hereinafter defined, shall succeed to the interest of the former Limited Partner in the Profits, Losses, credits and distributions of the Partnership. A Limited Partner's Successor in Interest shall be such person as the Limited Partner, from time to time, has designated in writing. In the event that a Limited Partner fails to designate a Successor in Interest, or if the person designated is not then living, or for any reason renounces or disclaims the Partnership interest or is unable to succeed to such Partnership interest, the Successor in Interest shall be the spouse of the former Limited Partner. If the spouse is not then living or for any other reason is unable to succeed to the Partnership interest, or if the spouse renounces or disclaims such Partnership interest, or if there is no spouse, the Successor in Interest shall be the executor or administrator of the deceased Limited Partner's estate, the guardian of an insane or incompetent Limited Partner's estate, or the trustee in bankruptcy of a bankrupt Limited Partner's estate, who shall hold or distribute such Partnership interest in accordance with applicable fiduciary law.

     SECTION  6.8     RESTRICTIONS  ON  SUCCESSOR IN INTEREST.  The Successor in
                      ---------------------------------------
Interest shall be subject to all of the restrictions specified in this Article 6 applicable to the assignee of an interest and shall not become a substitute Limited Partner except upon compliance with the conditions hereinabove specified. The Successor in Interest shall be entitled to receive all sums payable with respect to the interest of the Partner to which the Successor in Interest succeeds. If agreed to by the General Partner, the Successor in Interest of a deceased former Limited Partner shall be deemed to be the recipient, for federal income tax purposes, of the portion of the deceased former Limited Partner's distributive share of the Profit or Loss (or items thereof) of the Partnership for the taxable year during which the deceased former Limited Partner died in proportion to the part of the year that the Successor in Interest is entitled to such Profit or Loss.

     SECTION  6.9     WITHDRAWAL  OF  LIMITED  PARTNER.  No  Limited Partner may
                      --------------------------------
withdraw  from  the  Partnership  prior  to  termination  of  the  Partnership.


                                    ARTICLE 7

                      SALE OF A GENERAL PARTNER'S INTEREST

     SECTION  7.1     GENERAL RESTRICTION.  A General Partner shall not transfer
                      -------------------
all or any part of his interest in the Partnership without obtaining the consent of Limited Partners owning a majority of the Units held by Limited Partners.


                                    ARTICLE 8

                              EVENTS OF WITHDRAWAL

     SECTION  8.1     PROCEDURE  FOLLOWING  EVENT  OF  WITHDRAWAL.  Upon  the
                      -------------------------------------------
occurrence of an Event of Withdrawal, the General Partner concerned shall cease to be a member of the Partnership and the Partnership shall have the option to liquidate the Partnership interest of such General Partner. The Partnership and all its Partners shall be notified of such event by the withdrawing General Partner or his legal representative or by any remaining General Partner.

     SECTION  8.2     EXERCISE  OF  OPTION.  The  Partnership shall exercise its
                      --------------------
option by serving written notice upon the General Partner concerned or the legal representative of such General Partner within ninety (90) days from the date it receives notification of the Event of Withdrawal. The purchase price to be paid by the Partnership for the interest shall equal the fair market value of such interest, as determined by agreement of the parties or by appraisal if they cannot agree as of the date of such notice, and shall be paid in full by cashier's check or certified check at the closing or on such other terms as the parties agree.

     SECTION  8.3     CONTINUATION OF PARTNERSHIP.  If the Partnership exercises
                      ---------------------------
its option, the Partnership shall not dissolve, wind up and terminate but its business shall be continued if there is a remaining General Partner or, if there is not a remaining General Partner, if the Limited Partners consent in writing to the continuation of the business of the Partnership and to the appointment of a new General Partner effective as of the date of withdrawal of the former General Partner. The interests of the Partners shall be adjusted appropriately to reflect the liquidation of the General Partner's interest and, if applicable, the admission of a new General Partner.

     SECTION 8.4     TERMINATION.  Upon the occurrence of an Event of Withdrawal
                     -----------
at such time as the Partnership has a sole General Partner, the Partnership shall be dissolved, wound up and terminated unless all of the Limited Partners consent in writing to the continuance of the Partnership as contemplated in Sections 8.3.

     SECTION  8.5     EVENT  OF  WITHDRAWAL  DEFINED.  For  purposes  of  this
                      ------------------------------
Agreement, an Event of Withdrawal shall include the occurrence of any event set forth in Section 14-9-602 of the Act upon compliance with any notification requirements imposed by the Act. A voluntary withdrawal by a General Partner will not be in violation of this Agreement provided the General Partner provides written notice to Limited Partners holding 2/3 or more of the Partnership Units held by Limited Partners at least 10 days in advance of such withdrawal.


                                    ARTICLE 9

                          PROVISIONS APPLICABLE TO ALL
                            ASSIGNMENTS AND TRANSFERS

     SECTION  9.1     GENERAL  RESTRICTIONS.  Notwithstanding  anything  to  the
                      ---------------------
contrary in this Agreement, any assignment or purchase under Articles 6, 7 or 8 may be prohibited by the General Partner if such assignment or purchase would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708(b)(l)(B) of the Code.

     SECTION  9.2     SECTION  6050K.  Upon  the  transfer  or assignment of any
                      --------------
Partnership interest, the transferor or assignor must provide to the Partnership the information set forth in Section 6050 K of the Code, and the Partnership shall furnish the required information to the Internal Revenue Service, the transferor and the transferee as required by such section.

                                   ARTICLE 10

                         TERMINATION OF THE PARTNERSHIP

     SECTION  10.1     EVENTS  CAUSING  TERMINATION.  The  Partnership  shall
                       ----------------------------
dissolve,  wind  up  and  terminate  upon  the  first to occur of the following:

     (a)     The  expiration  of  the  term  of  the  Partnership;

     (b) The occurrence of an Event of Withdrawal unless the business of the Partnership is continued as provided in Article 8;

     (c)     Upon  the  written  consent  of  all  Partners.

     SECTION 10.2     PROCEDURE ON TERMINATION.  Upon the occurrence of an event
                      ------------------------
described in Section 10.1, the General Partner (or, if none, a Limited Partner appointed by the Limited Partners) shall proceed to liquidate and wind up the business of the Partnership. Upon fifteen (15) days' prior written notice to all of the Partners identifying the assets to be sold, the liquidating Partner(s) may, in lieu of selling the Partnership assets, convey undivided interests in the assets to the Partners or distribute the assets in kind to the Partners. The Partnership assets and the proceeds of any liquidation sale shall be applied and distributed at the closing of any sale in the following order of priority:

     (a) To the payment of all debts and liabilities of the Partnership and all expenses of liquidation.

     (b) To the setting up of such reserves as the liquidating Partners may deem necessary for any contingent liabilities of the Partnership. Any reserves shall be deposited with an escrowee to be applied to the discharge of any contingent liabilities, and, at the expiration of whatever period the liquidating Partner may deem advisable, the balance shall be distributed as provided in clause (c) below.

     (c) The balance, if any, shall be distributed to the Partners in accordance with their Capital Accounts, adjusted to reflect the Gross Asset Value of each asset, notwithstanding any statutory priorities the Limited Partners may have under the provisions of the laws of the Act.

     SECTION  10.3     COMPLIANCE  WITH  TIMING REQUIREMENTS OF REGULATIONS.  In
                       ----------------------------------------------------
the event the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, (i) distributions shall be made
                  -
pursuant to Article 10 to the Partners who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations, and (ii) if
                                           -  -
any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Section 1.704-1 (b)(2)(ii)(b)(3) of the
                                                                    -  -
Regulations. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to the preceding sentence may be:

     (a) Distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

     (b) Withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

     SECTION  10.4     RIGHTS OF PARTNERS.  Except as otherwise provided in this
                       ------------------
Agreement, each Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of his Capital Contributions, distributions or allocations.


                                   ARTICLE 11

                                 FISCAL MATTERS

     SECTION  11.1     BOOKS  AND  RECORDS.  The  General Partner shall maintain
                       -------------------
full and accurate books of the Partnership at the Partnership's principal place of business, showing all receipts and expenditures, assets and liabilities, Profits and Losses, and all other records necessary for recording the Partnership's business and affairs, including those sufficient to record the allocations and distributions provided for in Article 4 and Article 5. The books of the Partnership shall be kept on either a cash or an accrual basis as determined by the General Partner. Each Partner and his duly authorized representatives shall at all times during regular business hours have access to and may inspect and copy any of such books and records.

     SECTION  11.2     PARTNERSHIP  YEAR.  The  annual  accounting period of the
                       -----------------
Partnership  shall  be  the  calendar  year.

     SECTION  11.3     PARTNERSHIP  BANK  ACCOUNTS.  The  General  Partner shall
                       ---------------------------
receive all moneys of the Partnership and shall deposit the same in one or more banking accounts. All expenditures by the General Partner shall be made by checks drawn against the Partnership accounts. Withdrawals from Partnership accounts shall be made upon such signature or signatures as the General Partner shall authorize.

     SECTION  11.4     ACCOUNTING  DECISIONS.  All  decisions  as  to accounting
                       ---------------------
matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

     SECTION 11.5     FEDERAL INCOME TAX ELECTIONS.  The decision to make or not
                      ----------------------------
make any other election that is described in the Code including, without limitation, a Section 754 election, shall be made in the discretion of the General Partner.


                                   ARTICLE 12

           ALTERNATIVE DISPUTE RESOLUTION ("ADR"); BINDING ARBITRATION

     12.1     AGREEMENT  TO  USE PROCEDURE.  The Partners have entered into this
              ----------------------------
Agreement in good faith in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, they agree if any dispute arises between them relating to this Agreement (the "Dispute"), they will first utilize the procedures specified in this Article 12 (the "Procedure") prior to any Additional Proceedings.

     12.2     INITIATION  OF  PROCEDURE.  The  Partner  seeking  to initiate the
              -------------------------
Procedure (the "Initiating Partner") shall give written notice to the other Partners, describing in general terms the nature of the Dispute, the Initiating Partner's claim for relief an identifying one or more individuals with authority to negotiate the Dispute on such Partner's behalf. The Partner(s) receiving such notice (the "Responding Partner," whether one or more) shall have five (5) business days within which to designate by written notice to the Initiating Partner, one or more individuals with authority to negotiate the Dispute on such Partner's behalf. The individuals so designated shall be known as the "Authorized Individuals." The Initiating Partner and the Responding Partner shall collectively be referred to as the "Disputing Partners" or individually "Disputing Partner."

     12.3     DIRECT NEGOTIATIONS.  The Authorized Individuals shall be entitled
              -------------------
to make such investigation of the Dispute as they deem appropriate, but agree to promptly, and in no event later than thirty (30) days from the date of the Initiating Partner's written notice, meet to discuss resolution of the Dispute. The Authorized Individuals shall meet at such times and places and with such frequency as they may agree. If the Dispute has not been resolved within thirty
(30) days from the date of their initial meeting, the Disputing Partners shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the following procedure.

     12.4     SELECTION OF MEDIATOR.  The Authorized Individuals shall have five
              ---------------------
(5) business days from the date they cease direct negotiations to submit to each other a written list of acceptable qualified attorney-mediators not affiliated with any of the Partners. Within five (5) days from the date of receipt of such list, the Authorized Individuals shall rank the mediators in numerical order of preference and exchange such rankings. If one or more names are on both lists, the highest ranking person shall be designated as the mediator. If no mediator has been selected under this procedure, the Disputing Partners agree jointly to request a State or Federal District Judge of their choosing (or if they cannot agree, the Chief Judge of the United States District Court for the county in which the principal office of the Partnership is located, and if that Judge refuses to act, the Presiding Judge of the State Administrative Judicial Region for said county) to supply within ten (10) business days a list of potential qualified attorney-mediators. Within five (5) business days of receipt of the list, the Authorized Individuals shall again rank the proposed mediators in numerical order of preference and shall simultaneously exchange such list and shall select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to select a mediator.

     12.5     TIME  AND  PLACE  OF MEDIATION.  In consultation with the mediator
              ------------------------------
selected, the Authorized Individuals shall promptly designate a mutually convenient time and place for the mediation, and unless circumstances require otherwise, such time to be not later than forty-five (45) days after selection of the mediator.

     12.6     EXCHANGE  OF  INFORMATION.  In  the event any Disputing Partner to
              -------------------------
this Agreement has substantial need for information in the possession of another Disputing Partner to this Agreement in order to prepare for the mediation, all Disputing Partners shall attempt in good faith to agree to procedures for the expeditious exchange of such information, with the help of the mediator if required.

     12.7     SUMMARY  OF  VIEWS.  At  least  seven  (7) days prior to the first
              ------------------
scheduled session of the mediation, each Disputing Partner shall deliver to the mediator and to the other Disputing Partners a concise written summary of its views on the matter in Dispute, and such other matters required by the mediator. The mediator may also request that a confidential issue paper be submitted by each Disputing Partner to him.

     12.8     PARTIES  TO  BE  REPRESENTED.  In  the  mediation,  each Disputing
              ----------------------------
Partner shall be represented by an Authorized Individual and may be represented by counsel. In addition, each Disputing Partner may, with permission of the mediator, bring such additional Persons as needed to respond to questions, contribute information, and participate in the negotiations.

     12.9     CONDUCT OF MEDIATION.  The mediator shall determine the format for
              --------------------
the meetings, designed to assure that both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each Disputing Partner's views on the matter in dispute, and that the authorized parties attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the mediator; to this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the Disputing Partners. The mediation session shall be private. To the extent permitted under applicable law, the mediator will keep confidential all information learned in private caucus with any Disputing Partner unless specifically authorized by such Disputing Partner to make disclosure of the information to the other Disputing Partner. The Disputing Partners commit to participate in the proceedings in good faith with the intention of resolving the Dispute if at all possible.

     12.10     TERMINATION  OF  PROCEDURE.  The  Disputing  Partners  agree  to
               --------------------------
participate in the mediation procedure to its conclusion. The mediation shall be terminated (1) by the execution of a settlement agreement by the Disputing Partners, (2) by a declaration of the mediator that the mediation is terminated, or (3) by a written declaration of a Disputing Partner to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the Dispute, the Disputing Partners agree not to terminate negotiations and not to commence any litigation or other legal proceedings to resolve the Dispute ("Additional Proceedings") prior to the expiration of five (5) days following the mediation. Notwithstanding the foregoing, any Disputing Partner may commence Additional Proceedings within such five (5) day period if the Dispute could be barred by an applicable statute of limitations.

     12.11     FEES  OF  MEDIATION;  DISQUALIFICATION.  The fees and expenses of
               --------------------------------------
the mediator shall be shared equally by the Disputing Partners. The mediator shall be disqualified as a witness, consultant, expert or counsel for any Disputing Partner with respect to the Dispute and any related matters.

     12.12     CONFIDENTIALITY.  To  the  extent permitted under applicable law,
               ---------------
the mediation process shall be confidential, and no stenographic, visual or audio record shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any Disputing Partner, their agents, employees, representatives or other invitees and by the mediator shall be confidential and shall, in addition and where appropriate, be deemed privileged. To the extent permitted under applicable law, such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative of any of the Partners; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

     12.13  ARBITRATION.     Any dispute, controversy or claim arising out of or
            -----------
relating to this Agreement, or the breach, termination, or invalidity thereof which the Partners are unable to resolve using other procedures in this Article 12, shall be settled by arbitration in accordance with the rules of American Arbitration Association by one or more arbitrators appointed under such rules, in the place determined by the parties to the dispute, or if they cannot agree on the location, in Cincinnati, Ohio. The decision of the arbitrator shall be final and binding upon all parties hereto. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The expenses of arbitration shall be borne equally by the Partners who are parties to the dispute.


                                   ARTICLE 13

                               GENERAL PROVISIONS

     SECTION  13.1     NOTICES.  Except as otherwise provided in this Agreement,
                       -------
any and all notices, consents, waivers, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same and shall be deemed properly given only if sent by registered or certified United States mail, postage prepaid, addressed: (a) in the case of the Partnership or the General Partner, to the Partnership or the General Partner, as the case may be, at the principal place of business of the Partnership, (b) in the case of any Partner to such Partner at his address set forth in the records of the Partnership. Each Partner may, by notice to the Partnership, specify any other address for the receipt of such instruments of communications. Any such communication sent by telegram shall be properly given when received by the person to whom it is sent.

     SECTION  13.2     INDEMNIFICATION  OF  GENERAL  PARTNER.  A General Partner
                       ----------------------------  -------
shall not be liable to the Partnership or the Limited Partners for any act or omission performed or omitted by the General Partner in good faith pursuant to the authority granted to the General Partner by the Partnership Agreement, but not for fraud, bad faith or gross negligence. The Partne
NYC:39919.1
rship shall indemnify the General Partner for any loss or damage incurred by the General Partner on behalf of the Partnership in or in furtherance of the Partnership interests, except for liability arising out of fraud, bad faith or gross negligence. If a claim for indemnification against liabilities under the Securities Act of 1933 (other than for expenses incurred in successful defense) is asserted against the Partnership by the General Partner under the Agreement or otherwise, the Partnership will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy, and will be governed by the final adjudication of such issue. In the event the General Partner pays any debt of the Partnership, the General Partner shall be reimbursed therefor from Partnership assets.

     SECTION 13.3     INTEGRATION.  This Agreement embodies the entire agreement
                      -----------
and understanding among the Partners relating to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter.

     SECTION  13.4     APPLICABLE  LAW.  This  Agreement  and  the rights of the
                       ---------------
Partners shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     SECTION  13.5     COUNTERPARTS.  This  Agreement may be executed in several
                       ------------
counterparts and all so executed shall constitute one Agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original counterpart.

     SECTION  13.6     SEPARABILITY.  In  case any one or more of the provisions
                       ------------
contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

     SECTION  13.7     BINDING  EFFECT.  Except  as herein otherwise provided to
                       ---------------
the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, successors and permitted assigns.

     SECTION  13.8     CERTIFICATE  OF LIMITED PARTNERSHIP.  The General Partner
                       -----------------------------------
is not required to deliver or mail a copy of the Partnership's certificate of limited partnership or any other certificate to any of the Limited Partners.

     SECTION  13.9     AUTHORITY  TO  AMEND.  Amendments to this Agreement shall
                       --------------------
require the approval of the General Partner and the Limited Partners owning a majority of the outstanding Units held by Limited Partners. Notwithstanding the foregoing, no Partner's interest in Profits, Losses or cash distributions will be reduced without the consent of that Partner. A copy of any amendment shall be mailed in advance to all of the Limited Partners.

     SECTION 13.10     GENDER.  Wherever the context shall so require, all words
                       ------
herein in a particular gender shall be deemed to include other genders where applicable. In addition, singular words shall include the plural and plural words shall include the singular.

     SECTION  12.11     MEETINGS.  Meetings  of  the  Partners shall be held not
                        --------
less than fifteen (15) days nor more than thirty (30) days after receipt of written notice from the General Partner. The General Partner will give notice of a meeting at any time upon their own choosing or within five (5) days after they shall receive demand for a meeting from Limited Partners who own at least thirty percent of the outstanding Units.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

       [General  Partner]     MILFAM  LLC,
                              an  Ohio  limited  liability  company


                              By:/s/  Lloyd  I.  Miller,  III
                                 ----------------------------


                              LIMITED  PARTNERS:


                              Trust  B  under  Section  6  of  the  Amended  and
                              Restated Trust U/A Lloyd I. Miller, dated September 20, 1983


                              By:/s/  Blair  Thompson
                                 --------------------


                              Trust  D  under  Section  8  of  the  Amended  and
                              Restated Trust U/A Lloyd I. Miller, dated September 20, 1983


                              By:/s/  Steven  Hendrickson
                                 ------------------------



                              /s/  Lloyd  I.  Miller,  III
                              ----------------------------
                              Lloyd  I.  Miller,  III


                              /s/Martin  G.  Miller
                              ---------------------
                              Martin  G.  Miller

                                 MILFAM II L.P.,
                          A GEORGIA LIMITED PARTNERSHIP


                              PARTNERSHIP AGREEMENT




                  THE INTEREST REPRESENTED HEREBY HAS NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933,
                    AS AMENDED (THE "SECURITIES ACT") OR ANY
                  APPLICABLE STATE LAW. THE INTEREST HAS BEEN
                     ACQUIRED FOR INVESTMENT AND MAY NOT BE
                    OFFERED, SOLD OR OTHERWISE TRANSFERRED,
                  PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (I)
                      AN EFFECTIVE REGISTRATION UNDER THE
                    SECURITIES ACT AND ANY APPLICABLE STATE
                     SECURITIES LAWS, OR (II) AN OPINION OF
                   COUNSEL SATISFACTORY TO THE MILFAM II L.P.
                  (THE "PARTNERSHIP") TO THE EFFECT THAT SUCH
                     REGISTRATION IS NOT REQUIRED UNDER THE
                          SECURITIES ACT AND SUCH LAWS.